UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(3) – Compensatory Arrangements of Certain Officers

(A)	Form of Change in Control Severance Agreement for Certain Executive Officers of Provident Financial Holdings, Inc. and Provident Savings Bank, F.S.B.

        On February 24, 2011 (the "Effective Date"), Provident Financial Holdings, Inc. (the "Company") and its financial institution subsidiary, Provident Savings Bank, F.S.B. (the "Bank"), entered into change of control severance agreements with two named executive officers, Mr. Donavon P. Ternes and Ms. Kathryn R. Gonzales.  On the same date, the Company and the Bank also entered into change of control severance agreements with three other executive officers who are not named executive officers, which agreements are identical in form to the agreements for Mr. Ternes and Ms. Gonzales.

Under the agreements, the initial term is for a period of twelve (12) months from the Effective Date, or until February 24, 2012.   Each agreement is renewable on each subsequent February 24, if prior to that date the Board of Directors of the Bank explicitly reviews and approves the extension.

If within 12 months following a change in control (as defined in the agreement), the officer’s employment is involuntarily terminated without cause, or the officer voluntary terminates employment on account of demotion, reduction in annual compensation, or upon the occurrence of certain events described in the agreement (together an "Involuntary Termination"), the Bank shall (1) pay the officer his or her current base annual salary, determined as of date of the Involuntary Termination, in a cash lump sum; (2) continue to pay, for a period of twelve (12) months after the date of the Involuntary Termination, or until the officer's death, if earlier, for the life, medical, dental and disability coverage that is substantially identical to the coverage provided to the officer and his eligible dependents as of the date of the Involuntary Termination, provided that such coverage also is provided to all Bank employees at that time; and (3) not pay any benefit subject to Section 409A of the Internal Revenue Code until the 185th day following the date of termination.  No benefit shall be paid if the officer’s date of Involuntary Termination occurs before the effective time of the change in control or if the officer is terminated for cause.

Any payments made under the agreements are subject to and conditioned upon (1) compliance with 12 U.S.C. §1828(k) and Federal Deposit Insurance Corporation regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments, (2) advance written consent by the Office of Thrift Supervision, or (3) other regulatory requirements as provided in the agreement.

The foregoing description of the change in control severance agreements does not purport to be complete and is qualified in its entirety by reference to the form of change in control severance agreement, a copy of which is furnished as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

10.1	Form of Severance Agreement for Certain Officers of Provident Financial Holdings, Inc. and Provident Savings Bank, F.S.B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2011	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Donavon P. Ternes
Donavon P. Ternes
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)